{N0112637 } 1 Exhibit 99. 2 NOTICE OF GUARANTEED DELIVERY FOR RIGHTS ISSUED BY DLH HOLDINGS CORP. This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the “Rights”") pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated , 2016 (the “Prospectus”) of DLH Holdings Corp., a New Jersey corporation (the “Company”), if a holder of Rights cannot deliver the Rights Certificate and election form to the subscription agent listed below (the “Subscription Agent”) at or before 5:00 p.m., Eastern time, on , 2016 (the “Expiration Time”). This Notice of Guaranteed Delivery must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent at or before the Expiration Time. Payment of the subscription price of $ per share of the Company’s common stock subscribed for pursuant to the exercise of Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or before the Expiration Time even if the completed Rights Certificate is being delivered pursuant to the guaranteed delivery procedures hereunder. By mail, hand delivery or By Facsimile Transmission: overnight courier to: (For Eligible Institutions Only) (212) 616-7610 Continental Stock Transfer & Trust Company 17 Battery Place, 8th Floor New York, NY 10004 Attn: Corporate Actions Department For Confirmation or Information: Telephone: (917) 262-2378 DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. Ladies and Gentlemen: The undersigned hereby represents that the undersigned is the holder of a rights certificate (the “Rights Certificate”) representing Rights and that the undersigned is not able to deliver a completed Rights Certificate to the Subscription Agent at or before the Expiration Time. The undersigned elects to exercise its Rights as follows: Basic Subscription Right: I hereby exercise _________________ Rights (enter number of Rights you wish to exercise) Therefore I apply for _____________________ new Common Shares (enter number of whole new Common Shares) at the Subscription Price of $_________ per share and I enclose the full Subscription Price for such new Common Shares of $_____________ . Over-Subscription Privilege: If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege. Exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus and the enclosed instructions.

{N0112637 } 2 I apply for _____________ new Common Shares (enter number of whole new Common Shares) at the Subscription Price of $_____ per share and I enclose the full Subscription Price for such new Common Shares of $______________________ . Total Payment Required (sum of basic plus over-subscription amounts): $ _______________ The undersigned understands that payment of the full subscription price must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount set forth above, either (check the appropriate box):  Is being delivered to the Subscription Agent herewith; or  Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):  Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such time.)  Certified check  Bank draft (cashier's check) Name of maker: Date of check or draft: Check or draft number: Bank on which check is drawn: Name(s): Signature(s): Address(es): Telephone No.:

{N0112637 } 3 GUARANTEE OF DELIVERY The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, no later than three business days following the date the Notice of Guaranteed Delivery was delivered. Dated: (Address) (Name of Firm) (Telephone Number) (Authorized Signature The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate and election form to the Subscription Agent within three business days following the date the Notice of Guaranteed Delivery was delivered. Failure to do so could result in a financial loss to such institution.